                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT


                                    JURISDICTION OF
NAME                                 INCORPORATION    ALSO DOES BUSINESS AS
----                                ---------------   ---------------------

Subsidiaries of Registrant:
---------------------------
CSK Auto, Inc....................     Arizona         Checker Auto Parts,
                                                      Kragen Auto Parts,
                                                      Schuck's Auto Supply
                                                      Trak*
                                                      Super Trak*
                                                      Super Trak Warehouse*
Subsidiaries of CSK Auto, Inc.:
-------------------------------
Kragen Auto Supply Co............     California      N/A
Schuck's Distribution Co.........     Washington      Schuck's Auto Supply
TRK Socal, Inc...................     Delaware        Kragen Auto Parts
                                                      Trak*
                                                      Super Trak*
                                                      Super Trak Warehouse*
-------------
* Pursuant to the terms of the agreement governing the Trak West Acquisition, until the earlier of March 8, 1998, or such time as all of the Trak West stores are converted to the Kragen name and store format.